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                              CONSULTANT AGREEMENT


This Consultant Agreement (the "Agreement") is made and entered into effective as of the 17 day of December, 2001 (the "Effective Date"), between SILVERADO GOLD MINES LTD., a British Columbia company, (the "Company") and ROBERT M. DYNES, of 297 Iroquois Avenue, Mississauga, ON L5G 1M8 (the "Consultant").

WHEREAS:

A. The Company is engaged in the business of the exploration and development of mineral resource properties and the development of an industrial fuel alternative to oil.

B. The Company desires to retain the Consultant to provide consultant services to the Company on the terms and subject to the conditions of this Agreement.

C. The Consultant has agreed to provide consultant services to the Company on the terms and subject to the conditions of this Agreement.


THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:


1.     DEFINITIONS

1.1 The following terms used in this Agreement shall have the meaning specified below unless the context clearly indicates the contrary:

     (a) "Consultant Shares" shall mean the shares of the Company's common stock issuable to the Consultant pursuant to Section 5.1;

     (b)  "Board"  shall  mean  the  Board  of  Directors  of  the  Company;

     (c) "Term" shall mean the term of this Agreement beginning on the Effective Date and ending on the close of business on the effective date of the termination of this Agreement.

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                                       2

2.     ENGAGEMENT  AS  A  CONSULTANT

2.1 The Company hereby engages the Consultant as a consultant to provide the services of the Consultant in accordance with the terms and conditions of this Agreement and the Consultant hereby accepts such engagement.


3.     TERM  OF  THIS  AGREEMENT

3.1 The term of this Agreement shall become effective and begin as of the Effective Date, and shall continue until the close of business on the date which is twelve (12) months from the Effective Date of this Agreement, unless this Agreement is earlier terminated in accordance with the terms of this Agreement.


4.     CONSULTANT  SERVICES

4.1 The Consultant agrees to perform the following services and undertake the following responsibilities and duties to the Company to be provided by the Consultant to the Company as consulting services (the "Consulting Services"):

     (a)  Corporate  Planning  and  Business  Development
          -----------------------------------------------

          - The Consultant will review the Company's business plan and make strategic recommendations that will enhance and optimize the development of the Company, the Company's gold production properties and its alternative fuel technologies. The Consultant will assist the Company in updating its business plan to reflect the recommendations adopted by the Company.

          - The Consultant will assist management in their evaluation of business opportunities, particularly in the areas of mergers and acquisitions, to complement the Company's mineral resource properties and alternative fuel technologies.

          - The Consultant will be available to attend Board and Management meetings whenever necessary.

     (b)  reporting  to  the  President  of  Company;

     (c) performing such other duties and observing such instructions as may be reasonably assigned from time to time by the President of the Company, provided such duties are within the scope of the

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                                       3

          Company's  business  and  services  to  be provided by the Consultant.

4.2 The Consultant shall devote his full time, attention and energies to the business affairs of the Company as may be reasonably necessary for the provision of the Consulting Services, provided, however, the Consultant may engage in reasonable investment and other personal activities that do not interfere with the Consultant's obligations hereunder.

4.3     In  providing  the  Consulting  Services,  the  Consultant  will:

     (a) comply with all applicable federal, state, local and foreign statutes, laws and regulations;

     (b) not make any misrepresentation or omit to state any material fact that will result in a misrepresentation regarding the business of the Company; and

     (c) not disclose, release or publish any information regarding the Company without the prior written consent of the Company.

4.4 The Consultant will at all times be an independent contractor and the Consultant will not be deemed to be an employee of the Company.

4.5     The Consulting Services provided under this Agreement shall not include:

     (a) services in connection with the offer or sale of securities in a capital-raising transaction;

     (b) services that directly or indirectly promote or maintain a market for the securities of the Corporation including without limitation the dissemination of information that reasonably may be expected to sustain or raise or otherwise influence the price of the securities;

     (c)  services  providing  investor relations or shareholder communications;

     (d) consultation in connection with financing that involves any issuance of the Company's securities, whether equity or debt.


5.     CONSULTANT  FEE

5.1 During the term of this Agreement and in consideration for the provision of the Consulting Services, the Company will issue to the Consultant 41,667

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common  shares  of the Company on the last day of each month of the term of this
Agreement, for an aggregate maximum of 500,000 shares if the Consulting Services are provided for the full term of this Agreement.

The Consultant Shares will be issued pursuant to exemptions from the registration requirements of the Securities Act of 1933 (the "Act") or pursuant to an effective registration statement. If issued pursuant to an exemption from registration, all certificates representing the Consultant Shares will be endorsed with a legend confirming that the securities have not been registered and may only be resold pursuant to an effective registration statement under the Act or pursuant to a further exemption from registration, in the form required by the Company's legal counsel.


6.     REIMBURSEMENT  OF  EXPENSES

6.1 The Company will pay to the Consultant the reasonable travel and promotional expenses and other specific expenses incurred by the Consultant in provision of the Consulting Services, provided the Consultant has obtained the prior written approval of the Company.


7.     TERMINATION

7.1 The Company may terminate this Agreement at any time upon the occurrence of any of the following events of default (each an "Event of Default"):

     (a) the Consultant's commission of an act of fraud, theft or embezzlement or other similar willful misconduct;

     (b) the neglect or breach by the Consultant of his material obligations or agreements under this Agreement; or

     (c) the Consultant's refusal to follow lawful directives of the President of the Company,

provided that notice of the Event of Default has been delivered to the Consultant and provided the Consultant has failed to remedy the default within seven days of the date of delivery of notice of the Event of Default, if the default is of such a nature that it is capable of remedy.

7.2 The Company may at its option terminate this Agreement in the absence of an Event of Default by delivering notice of termination to the Consultant.

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                                       5

7.3 The Consultant may terminate this Agreement at any time, provided that thirty days prior written notice of termination has been delivered to the Company.

7.4 On termination of this Agreement for any reason, all rights and obligations of each party that are expressly stated to survive termination or continue after termination will survive termination and continue in full force and effect as contemplated in this Agreement.

7.5 Upon termination, the Consultant will not be entitled to receive any additional Consultant Shares, other than those Consultant Shares issuable in respect of services provided up to the date of termination.


8.     PROPRIETARY  INFORMATION

8.1 The Consultant will not at any time, whether during or after the termination of this Agreement for any reason, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing the Consultant Services to the Company, and the Consultant shall keep secret such trade secrets and confidential information and shall not use or attempt to use any such secrets or information in any manner which is designed to injure or cause loss to the Company. Trade secrets or confidential information shall include, but not be limited to, the Company's financial statements and projections, expansion proposals, business plans and details of its business relationships with banks, lenders and other parties not otherwise publicly available.


9.     RELIEF

9.1 The Consultant hereby expressly acknowledges that any breach or threatened breach by the Consultant of any of the terms set forth in Section 8 of this Agreement may result in significant and continuing injury to the Company, the monetary value of which would be impossible to establish, and any such breach or threatened breach will provide the Company with any and all rights and remedies to which it may be entitled under the law, including but not limited to injunctive relief or other equitable remedies.


10.     INDEMNIFICATION

10.1 The Consultant will indemnify and defend and hold the Company harmless against any claims, actions, suits, proceedings, investigations, losses, expenses,

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                                       6

demands, obligations, liabilities, judgments, fines, fees, costs and expenses (including costs and reasonable attorney fees) and any amounts paid in settlements in any of the foregoing which arise or result from or are related to any breach or failure of the Consultant to perform any of its covenants and agreements set forth in this Agreement. The indemnification provisions of this paragraph shall survive the termination and expiration of this Agreement.


11.     PARTIES  BENEFITED;  ASSIGNMENTS

11.1 This Agreement shall be binding upon, and inure to the benefit of, the Consultant, his heirs and his personal representative or representatives, and upon the Company and its successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Consultant.


12.     NOTICES

12.1 Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, or by overnight courier, addressed to the Board and the Company at its then principal office, or to the Consultant at the address set forth in the preamble, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose in a notice given to the other parties in compliance with this Section 12. Notices shall be deemed given when delivered.


13.     GOVERNING  LAW

13.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and each party hereto adjourns to the jurisdiction of the courts of the State of Nevada.


14.     REPRESENTATIONS  AND  WARRANTIES

14.1 The Consultant represents and warrants to the Company that (a) the Consultant is under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or other rights of Company hereunder, and (b) the Consultant is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

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                                       7

15.     MISCELLANEOUS

15.1 This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

15.2 This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof.

15.3 No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

15.4 A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

15.5 This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

15.6 The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

15.7 The Consultant may assign the benefit of this Agreement to a private corporation controlled by the Consultant, provided that such assignment will not relieve the Consultant from his obligations to the Company arising under this Agreement.

15.8 This Agreement replaces and supercedes all other consultant and employment agreements between the Company and the Consultant and any amendments hereto.

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                                       8

15.9 The Consultant acknowledges and agrees that O'Neill & Company has acted solely as legal counsel for the Company and that the Consultant has been recommended to obtain independent legal advice prior to execution of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

SILVERADO  GOLD  MINES  LTD.
by  its  authorized  signatory:

/s/ Garry L. Anselmo
____________________________________
Signature of Authorized Signatory

GARRY L. ANSELMO
____________________________________
Name of Authorized Signatory

PRESIDENT
____________________________________
Position of Authorized Signatory


SIGNED,  SEALED  AND  DELIVERED
BY  ROBERT  M.  DYNES
in  the  presence  of:

/s/ J. Hoogenbrugge
____________________________________
Signature of Witness

137 Dover Rd., Dunnville, Ontario           /s/ ROBERT  M.  DYNES
____________________________________        ____________________________________
Address of Witness                          ROBERT  M.  DYNES

N1A 1Z5
____________________________________